UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  March 25, 2009

MCT, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-22384 (Commission File Number)	41-0985960 (I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On March 25, 2009, the Company’s secured lender, Laurus Master Fund, Ltd. (together with its affiliates, “Laurus”), gave written notice to the Company stating that the Company was in default under its loan agreements with Laurus.  A total of $13,525,000 of principal and accrued interest is currently owed by the Company to Laurus, and Laurus has the right to demand payment of the entire amount at this time.  The Company has minimal cash and borrowing capacity, and is unable to repay Laurus at this time.

ITEM 8.01	OTHER EVENTS.

Also today, the Company filed Form 15, Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act (“Act”), with the Securities and Exchange Commission, to terminate the registration of the Company’s common stock under the Act. The Company requested that the Commission make the deregistration effective immediately.  As a result of this filing, the Company will no longer be required to file reports with the Commission, and it is expected that the Company’s shares of common stock will no longer be eligible for trading on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCT, INC.
(Registrant)

Date: March 27, 2009

By: /s/ Bruce R. Ficks
(Bruce R. Ficks, Chief Financial Officer)